Exhibit 99.1

WALKER INNOVATION ANNOUNCES SECOND QUARTER 2017 RESULTS

Over $25 Million Cash Balance, Operating Expenses Decrease by more than 62% from Prior-Year Period

Stamford, CT – August 3, 2017 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), which develops and commercializes its unique portfolio of intellectual property assets through licensing and enforcement operations and has initiated an effort to acquire one or more operating businesses, today announced second quarter 2017 results.

Second Quarter 2017 Highlights

●	As of June 30, 2017, Walker Innovation had $25.3 million in cash and no outstanding debt on its consolidated balance sheet.
●	Net income for the second quarter of 2017 was $1.4 million, or $0.04 per diluted common share, compared to net income of $4.4 million, or $0.12 per diluted common share, in the prior-year period.
●	Operating expenses decreased by more than 62% to $0.9 million for the second quarter of 2017, compared to $2.4 million for the second quarter of 2016.
●	During the quarter the Company raised an additional $16.8 million by redeeming remaining warrant shares in The Upside Commerce Group, LLC, the new business travel service launched by Jay Walker earlier this year.

“The Company’s materially enhanced cash balance should augment our efforts to explore acquisitions and other opportunities to create shareholder value,” said Jonathan Siegel, the Company’s Chief Executive Officer. “While we explore these opportunities we will continue our plans to reduce operating expenses and pursue the licensing and enforcement business on a select basis.”

Second Quarter 2017 Results

For the second quarter ended June 30, 2017, Walker Innovation reported no revenue versus total revenue of $0.4 million in the prior-year period. Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period.

Total operating expenses for the second quarter 2017 were approximately $0.9 million versus $2.4 million in the prior-year period, primarily due to reduced overhead by eliminating positions and streamlining processes to conserve cash.

Net income for the second quarter of 2017 was $1.4 million, compared to net income of $4.4 million in the prior-year period. Net income per diluted common share for the second quarter of 2017 was $0.04, compared to net income per diluted common share of $0.12 in the prior-year period.

Liquidity and Capital Resources

As of June 30, 2017, Walker Innovation had $25.3 million in cash and no outstanding debt on its consolidated balance sheet.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. The Company has a history of performing innovation services that help companies improve their internal product and business development efforts. The Company’s current plan of operations includes the initiation of an effort to acquire, through merger, share exchange or other transactions, one or more operating businesses, or control of such operating businesses through contractual arrangements. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 10th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at  www.walkerinnovation.com

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Licensing fees	$--	$1	$--	$502
Custom innovation – related party	--	436	--	1,103
Subscription revenue	--	--	--	75
Total revenues	--	437	--	1,680

Cost of Revenue:
Legal and consulting contingency fees	--	--	--	--
Cost of subscription revenue	--	--	--	199
Cost of custom innovation	--	395	--	984
Total cost of revenue	--	395	--	1,183
Net revenue	--	42	--	497

Operating expenses:
Other legal and consulting fees	151	1,002	252	1,167
Patent prosecution and maintenance fees	36	32	68	84
Compensation and benefits (includes non-cash stock based compensation of $46 and $450 for the three months ended June 30, 2017 and 2016 and $294 and $963 for the six months ended June 30, 2017 and 2016, respectively)	377	876	1,056	2,112
Professional fees	168	270	446	528
General and administrative	132	184	326	413
Restructuring charge	--	--	--	575
Total operating expenses	864	2,364	2,148	4,879
Operating net loss	(864)	(2,322)	(2,148)	(4,382)

Other income:
Change in fair value of investment	2,189	6,536	2,189	6,536
Other income	109	204	229	441
Interest income	7	2	11	4

Net income	$1,441	$4,420	$281	$2,599

Net income per common share:
Basic	$0.07	$0.21	$0.01	$0.13
Diluted	$0.04	$0.12	$--	$0.07

Weighted average common shares outstanding:
Basic	20,603	20,742	20,672	20,742
Diluted	35,743	35,769	35,812	35,769

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current Assets:
Cash	$25,335	$10,285
Short-term investment	25	25
Prepaid and other current assets	251	398
Total current assets	25,611	10,708

Property and equipment, net	4	9

Other Assets:
Investment, at fair value	--	14,621
Investment, at cost	--	250
TOTAL ASSETS	$25,615	$25,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$205	$214
Accrued expenses	215	461
Deferred revenue	148	316
Total current liabilities	568	991

TOTAL LIABILITIES	568	991

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	—	—
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued and 20,400,368 and 20,741,572 shares outstanding as of June 30, 2017 and December 31, 2016 respectively	21	21
Treasury stock, 734,376 and 393,172 shares, at cost as of June 30, 2017 and December 31, 2016, respectively	(965)	(840)
Additional paid-in capital	47,279	46,985
Accumulated deficit	(21,303)	(21,584)
TOTAL STOCKHOLDERS’ EQUITY	$25,047	24,597

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,615	$25,588